SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of Registrant as Specified in Charter)

Alabama	0-13653	63-0896239

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Broad Street, Selma, Alabama 36701

(Address of Principal Executive Offices)

(334) 875-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On February 21, 2006, the Registrant’s Board of Directors approved salary increases and incentive bonuses for 2006.  Following, are the salaries and incentive bonuses for the Registrant’s named executive officers.

	2005 Annual Base Salary	2006 Annual Base Salary	Incentive Bonus for 2005

Walter A. Parrent	$300,000	$300,000	$0
Elam P. Holley, Jr.	$240,000	$240,000	$12,813
Andrew C. Bearden, Jr.	$150,000	$157,200	$8,044
Gerald F. Holley	$150,000	$157,200	$8,008
M. Scott Patterson	$140,000	$146,000	$7,508
Jefferson G. Ratcliffe, Jr.	$130,000	$136,000	$7,007

ITEM 5.03	AMMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 21, 2006 the Registrant’s Board of Directors amended Section 2.8 of the Registrant’s Bylaws pertaining to Directors Emeritus to delete the reference to age 70 as a requirement for a director being considered for the position of Director Emeritus.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3.1 – Bylaws, as amended.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2006	THE PEOPLES BANCTRUST COMPANY, INC.

	By:	/s/ Andrew C. Bearden, Jr.

	Name:	Andrew C. Bearden, Jr.
	Title:	Executive Vice President and
Chief Financial Officer